                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Com-Tek Resources, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                             COM-TEK RESOURCES, INC.

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS


     Notice is hereby given that the Annual General Meeting of Shareholders of Com-Tek Resources, Inc. (the "Company"), a Colorado corporation, will be convened at 10:00 a.m. local London, England time, on Tuesday, August 1, 1995, at 21 Knightbridge, First Floor, London SW1X 7LY, England for, for the following purposes:


     1.   To elect a Board of Directors consisting of seven members;

     2. To consider and act upon proposals to amend the Articles of Incorporation of the Company which will:

          (A)  Change the name of the Company to Powerhouse Resources, Inc.; and

          (B) Provide for an increase in the Company's authorized Common Stock, $.01 par value, to 780,000,000 such shares. The total number of authorized shares of Preferred Stock of the Company will not be changed.

     3. To ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for fiscal 1995; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on June 9, 1995, will be entitled to vote at the meeting.
                            _________________________

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. YOUR VOTE IS IMPORTANT.
                            _________________________

                                        By Order of the Board of Directors



                                        Hunter S. Swanson, Secretary

June _____, 1995

                             COM-TEK RESOURCES, INC.
                               1624 MARKET STREET
                                    SUITE 303
                             DENVER, COLORADO  80202

                                 PROXY STATEMENT

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 1, 1995


                                   IN GENERAL

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Com-Tek Resources, Inc. (the "Company"), to be used at the Annual General Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. local London, England time, on August 1, 1995 for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The enclosed material was sent on or about June _____, 1995 to record shareholders of the Company.

     The shares covered by the enclosed proxy, if received by the Board of Directors prior to the Meeting, will be voted in favor of the proposals to be considered at the Meeting unless such proxy specifies otherwise. A proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at its above address or by a subsequently executed proxy. Shareholders may vote their shares in person if they attend the Meeting, even if they have executed and returned a proxy.

     The matters to be brought before the Meeting are set forth in the Notice of Annual General Meeting attached hereto.

                                VOTING SECURITIES


     Only shareholders of record at the close of business on June 9, 1995 will be entitled to vote at the Meeting. On that date, there were issued and outstanding 141,262,074 shares of the Company's $.01 par value Common Stock, and 3,396,560 shares of the Company's $1.00 par value Preferred Stock.


     On matters to be acted upon at the Meeting, each share of Common Stock is entitled to one vote per share, and each share of

Preferred Stock is entitled to twenty-two (22) votes per share (collectively "the aggregate eligible votes").


     A majority of the aggregate eligible votes, represented in person or by proxy of the Common Stock and Preferred Stock, will constitute a quorum for the transaction of business at the Meeting. A vote of the majority of the quorum will be required to elect directors, change the Company's name, and ratify appointment of the independent auditors. A majority vote of the outstanding aggregate eligible votes and a majority of the outstanding Common Stock voting separately as a class will be required to approve the proposal to increase the number of the Company's authorized Common Stock. Shares which are present by proxy or in person at the Meeting which indicate abstentions from voting or are received from brokers as "non-votes" will be counted for purposes of determining a quorum only. Such abstentions and broker non-votes will be, in effect, votes against the proposals to increase its authorized Common Stock inasmuch as such proposal requires the affirmative vote of a majority of all eligible votes and a majority of all shares of Common Stock voting as a class.


             PRINCIPAL SHAREHOLDERS AND SHAREHOLDINGS OF MANAGEMENT

     The following table sets forth information as of May 31, 1995, regarding the shares of the Company's Common Stock and Preferred Stock beneficially owned by persons owning greater than 5% of the outstanding Common Stock or Preferred Stock, by each of the executive officers and nominees for director of the Company and similar information as to beneficial ownership by all nominees for director and executive officers as a group. Unless otherwise indicated, all ownership is direct.


                                                                                                               Equivalent
                                        Common Stock                       Preferred Stock                    Common Stock(3)
                                        ------------                       ---------------                    --------------
  Name and Address                                Percent of                         Percent of                         Percent of
of Beneficial Owner                Number         Outstanding         Number         Outstanding         Number         Outstanding
- -------------------                ------         -----------         ------         -----------         ------         -----------

Directors and Nominees:
- ----------------------
Malcolm R. Stone                   40,750,000(1)    25.95%            67,030(2)         1.97%            42,224,660       26.64%
17th Floor
LPN Tower
216/72 Nung Linchee Rd.
Chongnonsee, Yannawa
Bangkok 10120
Thailand

Samuel Leung                       15,750,000(1)    10.03%            67,030(4)         1.97%            17,224,660       10.87%
B1754 New World Apartments
24, Salisbury Road, Nowloan
Hong Kong

Dennis C. Dowd                      1,256,666(5)     0.88%             --                --               1,256,666        0.88%
1624 Market Street
Suite 303
Denver, CO 80202

Hunter S. Swanson                     366,667(6)     0.26%             --                --                 366,667        0.26%
1624 Market Street
Suite 303
Denver, CO 80202

Ian S. Fenn                           375,000(7)     0.26%             --                --                 375,000        0.26%
12, Pepper Street
London E14 9RP
England

Mark E. Chapman                    13,479,743(8)     9.44%             --                --              13,479,743        9.44%
Chartfield Fund
 Management plc
Brookfield House
44, Davies Street
London W1Y 1LD
England

Philip C. Doyle, Jr.                  ---               0%             --                --                   ---             0%
8134 Waltham Road
Charleston, SC 29406

Directors and Nominees             71,978,076       40.90%           134,060            3.95%            74,927,396       41.87%
as a group (seven persons)(9):

     __________________


                                       -3-

(1) Represent shares underlying options and warrants which are presently exercisable at $0.075 (U.S.) per share. See discussion under Proposal Number Two below.

(2) Owned by Access Asia Consultants, Ltd., an affiliate of Mr. Stone. Such shares will be automatically converted into shares of Common Stock on the basis of 22 shares of Common Stock for each one share of Preferred Stock if Proposal Number Two discussed below is approved by shareholders.

(3) Gives pro forma effect to conversion of the Preferred Stock and includes presently exercisable options and warrants to acquire shares of Common Stock held by such person.

(4) Owned by Access Far East, Ltd., an affiliate of Mr. Leung. Such shares will be automatically converted into shares of Common Stock on the basis of 22 shares of Common Stock for each one share of Preferred Stock if Proposal Number Two discussed below is approved by shareholders.

(5) Includes options to purchase 375,000 shares of Common Stock which are presently exercisable at $0.05 (U.S.) per share.

(6) Represents options held by Mr. Swanson's wife to purchase shares. Such options are presently exercisable at $0.075 (U.S.) per share.

(7) Represents shares of Common Stock underlying options which are presently exercisable at $0.05 (U.S.) per share.

(8) Owned individually or by Cabinet Trust Company, Ltd. as trustee for Chapman Family Trust, Fiona Rivers Chapman (wife) or Khamthai Limited, a company controlled by Mrs. Chapman, and includes 1,499,400 shares underlying options presently exercisable at $0.0375 (U.S.) per share.

(9) All percentages were calculated in accordance with Rule 13d-3 adopted under the Securities Exchange Act of 1934.

                              PROPOSAL NUMBER ONE--
                              ELECTION OF DIRECTORS

     The Company's Board of Directors has determined that the Board shall be comprised of seven members for the forthcoming year. The seven nominees have indicated that they will serve during the next year and until their resignation or removal.

     Certain information concerning the executive officers and nominees for director of the Company is set forth below.

EXECUTIVE OFFICERS AND NOMINEES

     The executive officers and nominees for director of the Company are as follows:


                                  Positions and
                                offices held with               Period
      Name            Age          the Company                of Service
      ----            ---       -----------------             ----------
Malcolm R. Stone       54       Executive Director           November 11, 1994 - Present
                                and Chairman

Dennis C. Dowd         53       Executive Director,          November 30, 1991 - Present
                                Chief Executive              March 10, 1994 - Present
                                Officer and President

Hunter S. Swanson      51       Executive Director and       March 18, 1994 - Present
                                Secretary/Treasurer          June 8, 1994 - Present

Philip C. Doyle, Jr.   54       Executive Director and       March 31, 1994 - Present
                                Vice President -
                                International Operations

Samuel Leung           61       Executive Director           November 11, 1994 - Present

Ian S. Fenn            51       Non-Executive Director       March 30, 1993 - Present

Mark E. Chapman        41       Non-Executive Director       May 26, 1994 - Present

     __________________

     Messrs. Stone and Leung were elected as directors in connection with the agreements in principle to acquire Access Power, Ltd. There are no family relationships among any of the directors and executive officers of the Company. All directors hold office until the next Annual General Meeting of Shareholders or until their successors are elected and qualified. A "non-executive" director under United Kingdom law means generally the same as an "outside" or "indepen-dent" director under United States law. Likewise, an "executive" director means a director who is also an executive officer of the Company (i.e., the Chairman, the President, etc.).



     MALCOLM R. STONE (EXECUTIVE DIRECTOR AND CHAIRMAN). Mr. Stone who has dual British and Thai nationality, was from 1963 to 1966 the manager of Mercantile Bank, Rajawongse Branch in Bangkok. In 1966 he established his own group of businesses in Thailand involved in printing and packaging, and subsequently house building and property development, finance and mining. He was the founder/owner of Thailand's first credit bureau, and is based in Asia, where he has over 30 years experience. From August, 1993 to December, 1994 he was Vice Chairman of Fortune Oil plc, a company listed on the London Stock Exchange involved in oil and gas supply to the Peoples Republic of China. From 1985 to November, 1993 Mr. Stone was the Managing Director of Mandarin Resources, Ltd. He currently has no interest in any trading company and will be spending substantially all of his time on the business of the Company.



     DENNIS C. DOWD (PRESIDENT, CHIEF EXECUTIVE OFFICER AND EXECUTIVE DIRECTOR). Mr. Dowd became a director and consultant to the Company on November 30, 1991. He became an employee of the Company on September 1, 1993. On March 10, 1994 he was elected President and Chief Executive Officer of the Company. He has also been registered as an independent securities broker with John G. Kinnard and Company, since November, 1988 which was his employer for the five years before joining the Company. Mr. Dowd served as President of the securities brokerage firm of B.J. Leonard & Co. (1986-1988) and was Senior Vice President (1980-
1985). Mr. Dowd entered the securities business in 1966 with Bosworth Sullivan and Company (Dain Bosworth). Mr. Dowd has served on the NASD Arbitration Committee since 1986 and served as a member of the NASD District # 3 Business Conduct Committee (1988-1991). Mr. Dowd attended Regis University, Denver, Colorado where he received a B.S. Degree in Business in 1963.

     HUNTER S. SWANSON (SECRETARY/TREASURER AND EXECUTIVE DIRECTOR). Dr. Swanson has B.A. and M.A. Degrees in Mathematics and a PhD. in Operations Research from the University of Texas at Austin. He was the Chief Executive and Financial Officer and Director of TPEX Exploration, Inc., a small oil and gas company, from 1984 to 1987 during its recovery, turn around and subsequent sale. Dr. Swanson has experience in waste management and environmental remediation, having managed a company from 1987-1993 which applied for and obtained a solid waste landfill permit in South Dakota. Commencing in early 1993, he was self employed as a consultant for in-situ oil recovery prior to joining the Company in June, 1994. From 1970-1979, Dr. Swanson was an associate professor of Mineral Economics/Operations Research at the Colorado School of Mines. In addition, he has co-authored two text books and published numerous scientific papers.



     SAMUEL LEUNG (EXECUTIVE DIRECTOR). Mr. Leung was born in Hong Kong and was educated in Ottawa, Canada, where he obtained B.Sc Degrees in Chemistry and in Chemical Engineering. Having worked in Canada for two years as a research engineer, he returned to Hong Kong in 1960, and worked as a bank manager with Hang Seng Bank Limited until 1968. In 1969 he qualified as a barrister at Lincoln's Inn, London, and practiced as such between 1970 and 1983. In 1983 he emigrated to Australia where he qualified and practiced as a solicitor until 1989. Prior to going to Australia, he maintained his interests in the securi-ties industry in Hong Kong, his primary role from September, 1989 to July, 1994 being Group Legal Adviser to New World Development Co. Limited. Also since 1991, and until joining Access Power in August, 1994, he had been involved in negotiating on behalf of western partners, power generation joint venture projects in China. He will spend the majority of his time on business of the Company.



     PHILIP C. DOYLE, JR. (VICE PRESIDENT-INTERNATIONAL OPERATIONS AND EXECUTIVE DIRECTOR). Mr. Doyle has over 30 years of diversified business experience mostly derived from activities in Asia. An engineering graduate of Carnegie Mellon University (1963), he served as an engineering officer in the U.S. Army Corps of Engineers, including the management of the Corps' Electric Power Generator Maintenance School at Fort Belvoir, Virginia. He subsequently managed the engineering and construction activities of a large charter/cargo airline in Thailand, Laos and Vietnam. Later he served as Chief of Finance and Accounting for Northrop Worldwide

Aircraft Services, Inc. (Southeast Asia Division). In a subsequent assignment with Morrison-Knudsen International, Inc. he performed as a business and administrative trouble-shooter on $100 million projects in Indonesia and Zaire (Inga-Shaba Powerline Project). From April, 1986 to present Mr. Doyle has owned and managed TAW Company, Ltd., a Hong Kong registered company which provided marketing and agency services to a large U.S. bulk tobacco supplier/processor for accounts in Asia and Europe.



     IAN S. FENN (NON-EXECUTIVE DIRECTOR). Mr. Fenn has been a partner in ARM and Co. since September 1992. ARM and Co. specializes in mergers and acquisi-tions in the U.K. He is also associated with Oakleigh Renown Limited which provides corporate advisory services. From November 1986 through April 1991, Mr. Fenn was head of Corporate Finance for Societe Generale Strauss Turnbull Securities Limited in London. He was a self employed consultant to companies desiring to raise capital from May, 1991 until September, 1992. Mr. Fenn was also an associate partner in the Corporate Finance department of Grieveson Grant and Co. (now part of Kleinwort Benson) from 1977 through March 1986. Mr. Fenn attained a Banking diploma in 1971 and has been a member of the Chartered Institute of Bankers since 1963.



     MARK E. CHAPMAN (NON-EXECUTIVE DIRECTOR). Mr. Chapman is an investment manager in London. Since July, 1990, he has been a director and shareholder in Chartfield Financial Holdings, Ltd. Management plc and its affiliate which manage funds on behalf of institutions and private individuals. He has wide experience in a number of businesses and is a director of various private corporations. Mr. Chapman graduated from Nottingham University in 1974 with a degree in Agricultural Science and from Birmingham University in 1977 with a post graduate certificate in Education. Since 1993 he has been a director and minority shareholder of Britpower (UK) Ltd. which is involved in the provision of Combined Heating Power facilities in the U.K.


EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table sets forth all cash compensation paid or distributed to, or accrued for the account of each officer of the Company and to all executive officers of the Company as a group, for services in all capacities to the Company during the fiscal year ended September 30, 1994:


                                                  SUMMARY COMPENSATION TABLE
- -----------------------------------------------------------------------------------------------------------------------

                                     Annual Compensation(1)                Long-Term Compensation
                                 -------------------------------   -------------------------------------
                                                                              Awards             Payouts
                                                                   -------------------------------------

                                                      Other
                       Year-                          Annual         Restricted                              All Other
                        end      Earned               Compen-          Stock        Options/      LTIP        Compen-
Name and               Sept.     Salary     Bonus     sation          Award(s)       SAR's       Payouts      sation
Principal               30        ($)        ($)       ($)              ($)           (#)          ($)          ($)
Position                (b)       (c)        (d)       (e)              (f)           (g)          (h)          (i)
- ------------------   ---------   -------------------------------   -------------------------------------   --------------
Dennis C. Dowd         1994      75,833(2)    --        --            --             --            --           --
President/Chief
Executive Officer
                    -----------------------------------------------------------------------------------------------------
                       1993      61,500       --        --            --           375,000         --           --
                    -----------------------------------------------------------------------------------------------------
                       1992       N/A         --        --            --             --            --           --
                    -----------------------------------------------------------------------------------------------------
Hunter S. Swanson      1994      36,666(3)    --        --            --             --            --           --
Secretary/
Treasurer
                    -----------------------------------------------------------------------------------------------------
                       1993       N/A         --        --            --             --            --           --
                    -----------------------------------------------------------------------------------------------------
                       1992       N/A         --        --            --             --            --           --
                    -----------------------------------------------------------------------------------------------------

     (1) Cash or cash-equivalent forms of remuneration, including insurance benefits or reimbursements and personal benefits are generally available to all employees of the Company. After reasonable inquiry, the Company has concluded that the aggregate amounts of such "personal benefits" cannot be reasonably determined, but do not in any event exceed $10,000 for any individual in the group, and are not included in the table above.
     (2)  Includes $59,850 salary accrued but paid after September 30, 1994.
     (3)  Includes $35,000 salary accrued but paid after September 30, 1994.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES
- -------------------------------------------------------------------------------------
                                                                           Value of
                                                         Number of        Unexercised
                                                        Unexercised      In-The-Money
                                                       Options/SAR's     Options/SARs
                          Shares                         at Fiscal         at Fiscal
                         Acquired                        Year-end          Year-end
                            on           Value         Exercisable/      Exercisable/
                         Exercise       Realized        Unexercis-        Unexercis-
     Name                  (#)            ($)              able             able ($)

     (a)                   (b)            (c)             (d)                (e)
- -------------------------------------------------------------------------------------
Dennis C. Dowd             -0-            -0-          375,000/0(1)        4,688/0(2)
- -------------------------------------------------------------------------------------
Hunter S. Swanson          -0-            -0-          -0-                   -0-
- -------------------------------------------------------------------------------------

(1) These options have an exercise price of $0.05 (U.S.) per share and expire on April 30, 1998.
(2)  Based upon closing U.S. bid price of 1/16 on September 30, 1994.


COMPENSATION OF DIRECTORS

     Non-executive directors are compensated for serving as such and for attending meetings (in addition to being reimbursed for actual expenditures incurred in such capacity) and receive compensation as follows:

     (i) $6,000 per year for being a Non-Executive Director. This amount is to be paid in quarterly installments of $1,500; and

     (ii) An additional $500 per meeting personally attended by each Non-Executive Director.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with four of its officers and Executive Directors. In addition to customary provisions as to expense reimbursements, health and accident insurance, automobile allowances and vacations, the agreements provide as follows:

     (i) Malcolm Stone's three year employment agreement is dated December 1, 1994 and provides for an annual salary of $24,000 (U.S.).

     (ii) Dennis C. Dowd's three year employment agreement is dated November 14, 1994 and provides for an annual salary of $85,000 (U.S.) in year one, $89,250 (U.S.) in year two and $93,712 (U.S.) in year three.

     (iii) Hunter S. Swanson's three year employment agreement is dated November 14, 1994 and provides for an annual salary of $80,000 (U.S.) in year one, $84,000 (U.S.) in year two and $88,200 (U.S.) in year three.

     (iv) Samuel Leung's three year employment agreement is dated November 14, 1994 and provides for an annual salary of $12,000 (U.S.).

CONSULTING AGREEMENTS


     The Company has entered into two consulting agreements with two companies owned and controlled by Malcolm Stone and Samuel Leung, respectively. Each consultant has informed the Company that the services of Messrs. Stone and Leung, respectively, will be available to the Company on a full time basis. Other employees or associates of the consultants will be available to the Company on an "as requested" basis.


     Access Asia Consultants, Ltd., a British Virgin Islands corporation owned and controlled by Malcolm Stone, has agreed to provide consulting and other services to the Company with respect to all aspects of the power industry during the two year term of the agreement which commenced December 1, 1994 in consideration for $101,000 (U.S.) per year, payable monthly. The agreement may be terminated upon the occurrence of any of the following:

     (i)    Mutual agreement of the parties to terminate;

     (ii) Death, or disability for a period of six (6) consecutive months in any twelve (12) month period of Malcolm Stone;

     (iii) Termination of Malcolm Stone's employment by Access Asia Consultants, Ltd.;

     (iv) Either the Company or Access Asia Consultants, Ltd. is dissolved, liquidated, merged, consolidated, adjudicated bankrupt or insolvent, or substantially all of its assets are sold or transferred; or

     (v) In the opinion of the Company, Access Asia Consultants, Ltd. has failed fully and faithfully to perform its duties and obligations under the agreement, or is otherwise in breach thereof, or has demonstrated negligence in the performance of its duties and obligations.

     The second consulting agreement is with Access Far East, Ltd., a British Virgin Islands corporation affiliated with Samuel Leung. It is similar in all material respects to the Access Asia consulting agreement discussed above except that the annual consulting fee thereunder is $68,000 (U.S.).

MEETINGS AND COMMITTEES


     The full Board of Directors held 3 meetings during fiscal 1994. Each director attended at least 75% of the meetings. At present, the Company has not established executive, compensation, nominating or audit committees of its Board of Directors.


     In addition, the Board held 5 meetings by means of telephone conference call during fiscal 1994; additional Board of Directors actions have been taken by unanimous written consents.

CERTAIN TRANSACTIONS


     In January 1994, Mr. Dowd was issued 300,000 shares of Common Stock for satisfaction of a $15,000 outstanding debt owed to him. The indebtedness to Mr. Dowd was comprised of his salary which had accrued but which the Company was unable to pay. The shares issued were unregistered and not readily saleable but nonetheless taxable to Mr. Dowd. The shares of the Company's Common Stock were quoted during this period at $.0325 bid, compared to Mr. Dowd's effective price of $0.05 per share.

     Two directors, Messrs. Stone and Leung were parties to the Access Power Agreement described in detail under Proposal No. 2(B) which is hereby incorporated by reference. The transaction referred to was negotiated at arm's-length prior to Messrs. Stone and Leung being elected to the Company's Board of Directors.


     On December 21, 1994, the Company borrowed $50,000 from an affiliate of Mr. Malcolm Stone, an officer and director of the Company, in order to pay accounts incurred in the U.K. offer and placing described above. On February 16, 1995 this amount, plus $12,500 in fees and commissions, were repaid to Mr. Stone's affiliate.



     On March 31, 1995, the Board of Directors authorized and on or about May 17, 1995 the transfer agent issued, common stock of the Company in the amounts specified in the table below. These shares were issued for cancellation of accrued, unpaid directors fees for directors and/or officers serving in a nonexecutive capacity at the time such fees were earned. The shares were unregistered and not readily saleable and reflected a modest premium to the then prevailing market price of the stock, approximately $0.065 per share.



                                                           Number of
                         Accrued          Effective         Shares
                          Fees              Price           Issued
                         -------          ---------        ---------
Dennis C. Dowd          $15,000.00     $0.075 per share     200,000

Hunter S. Swanson       $ 5,000.00     $0.075 per share      66,667

Mark E. Chapman         $ 6,000.00     $0.075 per share      80,000


     Except as described or referred elsewhere in this Proxy Statement, there was no transaction during the Company's last fiscal year or presently proposed transaction to which the Company was or is to be a party, in which any officer, director or nominee named herein had or is to have any direct or indirect material interest.

                          PROPOSAL NUMBER TWO--PROPOSAL
                            TO AMEND THE ARTICLES OF
                          INCORPORATION OF THE COMPANY

     The discussion below sets forth the background and reasons for the Board of Directors unanimous recommendation that shareholders vote FOR each of the proposals to amend the Company's Articles of Incorporation.

THE PROPOSALS

     (A) CHANGE OF NAME. The Board is recommending that the name of the Company be changed to "Powerhouse Resources, Inc." This name change is more descriptive of its expanded business activities. See below.


     (B) INCREASE THE COMPANY'S SHARES OF AUTHORIZED COMMON STOCK. Pursuant to the recent financing and acquisition transactions described below, the Company issued shares of its Preferred Stock which are convertible into its Common Stock. However, at present, the Company has an insufficient number of shares of authorized Common Stock to accommodate such conversions. Approval of this proposal will allow for the conversion of the Company's Preferred Stock and provide additional authorized Common Stock for future financing and/or acquisition transactions, although there are no agreements, plans, arrangements or understandings with respect thereto at present except as described herein.


BACKGROUND OF PROPOSALS (A) AND (B) ABOVE

     Reference is made to the Company's Annual Report to Shareholders which accompanies this Proxy Statement and in particular to the financial statements contained therein. The Company's precarious financial position was reflected in the financial statements and in the independent auditor's report which highlighted, in an explanatory paragraph, the Company's ability to continue as a going concern.

     In its previous communications to shareholders and reports filed under the Securities Exchange Act of 1934, the Company stressed its intentions to: (i) seek capital funding; and (ii) pursue various opportunities to expand the Company's business activities. The Board of Directors has succeeded in accomplishing both goals and each required the issuance of, or the commitment to issue, its equity securities including all of its presently authorized Common Stock. To meet certain conversion and exercise rights under the transactions described below, and to provide additional authorized shares of its Common Stock for possible corporate use in the future, the Board of Directors unanimously recommends that shareholders authorize the increase in the Company's capitalization.

SUMMARY OF RECENT FINANCING


     In February, 1995, English Trust Company Limited completed a placing and underwriting in the United Kingdom of 61,000,000 shares of the Company's Common Stock (at 4 pence per share) and an open offer and placing of 3,262,500 shares of its Preferred Stock (at 80 pence per share) (collectively, the "offer and placing") resulting in gross offering proceeds of L5,050,000 (approximately $8,080,000 U.S. at then current exchange rates). All shares were qualified for dealing on the Unlisted Securities Market ("USM"), a facility of the International Stock Exchange of the United Kingdom and Republic of Ireland, Ltd. ("London Stock Exchange").


     Upon completion of the offer and placing, the Company had approximately 140 million of its authorized 150 million shares of Common Stock outstanding.

     The Preferred Stock was issued with the attendant terms and conditions:

     (i) Each share of Preferred Stock is convertible into 22 shares of Common Stock. Such conversion will automatically occur upon the passing of the resolution increasing the number of shares of authorized Common Stock at the Meeting.

     (ii) If the shareholders fail to pass the resolution increasing the authorized Common Stock or the Company fails to present the resolution to the shareholders by June 30, 1995, the Company is obligated to file a registration statement under the Securities Act of 1933 (the "Act") in respect of the Preferred Stock by September 30, 1995. Such registration will enable the Preferred Stock to be traded on NASDAQ, subject to NASDAQ's acceptance thereof.

     (iii) Each share of Preferred Stock is entitled, until converted, to 22 votes at any shareholders' meeting and to 22 times the dividend or other distribution, in cash or kind, made to the Common Stock.

     (iv) Holders of Preferred Stock are entitled to receive reports and quarterly statements delivered by the Company to holders of Common Stock.

     Hence, if the proposed increase in the Company's authorized Common Stock is approved by shareholders, the 3,262,500 shares of Preferred Stock issued in the recent open offer and placing will be automatically converted into 71,775,000 shares of Common Stock and all preferences will be extinguished.


ACCESS POWER AGREEMENT



     In November, 1994, the Company reached an agreement in principle, which was subsequently executed in definitive form on January 17, 1995, to acquire the entire issued share capital of Access Power, Ltd., along with Access Power's interests in certain joint ventures. Access Power is currently in the development stage, seeking to develop, or participate in the development of, small scale power projects, principally in the Peoples Republic of China and elsewhere in the Far East. The Company acquired Access Power concurrent with the closing of the offer and placing described above on February 14, 1995.



     Under the terms of the Access Power agreement the Company is required to issue 30,303 shares of Preferred Stock and 8,250,000 Warrants to purchase the Company's Common Stock (at $0.075 per share), for each one of three power generating projects which Access Power has presently entered into joint venture agreements for and for which the joint ventures have received licenses to construct the power plants. The Preferred Stock and Warrants are to be issued in three installments as certain benchmarks are achieved related to the development of each project. The first 1/3 of such Preferred Stock and Warrants are to be issued upon execution of all appropriate contracts and receipt of the business license for each project. The second 1/3 of such Preferred Stock and Warrants are to be issued upon issuance of the completion certificate for each project. The last 1/3 of such Preferred Stock and Warrants are to be issued upon receipt of revenue from each project. A total of 90,909 shares of Preferred Stock (convertible into approximately 2,000,000 shares of Common Stock) and 24,750,000 Warrants are to be issued in connection with the initial three power plant projects.



     Also under the terms of the Access Power agreement, the Company has agreed to issue an additional 30,303 shares of Preferred Stock and an additional 8,250,000 Warrants to purchase Common Stock at $0.075 per share, for each of up to nine additional projects in Guangdong Province, China, that the principals may introduce to the Company. A total of 272,727 shares of Preferred Stock (convertible into approximately 6,000,000 shares of Common Stock) and 74,250,000 Warrants may be issued in connection with up to nine subsequent power plants.



     The principals have also been issued a total of 30,303 shares of Preferred Stock plus 8,250,000 Warrants to purchase the Company's Common Stock (at $0.075 per share) and have received reimbursement of expenses of $25,000 in consideration for Access Power's 10% interest in a western joint venture partner which has a 54% interest in a 50 megawatt power plant project in China.



     The acquisition of Access Power has been accounted for as a purchase. The Preferred Stock to be issued attributable to the first three power plants and the Preferred Stock to be issued attributable to the interest in the 50 megawatt power plant project, has been recorded at its aggregate market value, determined by reference to the price of the Preferred Stock issued in the offer and placing that closed concurrent with the Access Power agreement. No value has been attributed to the Warrants that are to be issued along with the Preferred Stock. The Company believes that the value of such Warrants is nominal, since the exercise of the Warrants was more than 20% above the then market price of the Common Stock. Access Power had no assets or liabilities at the time of the acquisition; accordingly, the entire amount of the consideration for the acquisition has been recorded as an intangible asset (Power Plant Licenses), to be amortized over the 15 year term of the associated power purchase agreements.

     Under the terms of separate agreements, the principals received 72,454 shares of Preferred Stock in connection with services provided by them relating to the offer and placing. The value of the shares issued was recorded as a cost of the offering and placing. The principals are also entitled to a commission of 1-1/2% (payable in Preferred Stock) for arranging multi-project financing packages of up to $20 million for the proposed power projects.



     Additionally, the agreement requires the Company to pay to the principals consideration of up to 10% of the gross projected cost of other projects introduced, with certain limitations. The consideration is payable in Preferred or Common Stock of the Company.



     Upon becoming directors of the Company, each of the principals became entitled to participate in the Company's Stock option plan. Each principal can receive options to purchase up to 22,500,000 shares of Common Stock at $0.075 per share. Options for 2,500,000 shares of Common Stock are to be issued to each of the principals upon Access Power entering into a joint venture agreement for the construction and operation of 4 megawatt power plants in China, up to a maximum of 9 projects. All options will become exercisable in equal installments as the benchmarks described above for the Warrants are achieved. Options for 15,000,000 shares of Common Stock have been issued in connection with the three initial power plant projects. The options expire three years from date of issue.



     Additional shares, if any, of Preferred Stock (or equivalent shares of Common Stock) that are issued to the principals of Access Power in connection with future power plant projects will be recorded at then market value of the shares issued. Any additional Warrants and Options that are issued in connection with such power plant projects will be accounted for in accordance with the provisions of Accounting Principles Board Opinion No. 25, and compensa-tion expenses will be recorded as the Warrants and Options are issued and become exercisable, to the extent that the then market price of the Common Stock exceeds the exercise price of the Warrants and Options.

                    INFORMATION CONCERNING ACCESS POWER, LTD.



     As noted above, Messrs. Stone and Leung have many years of experience in various business activities in the Far East, including China. Since the early 1990's these persons sought out power generation opportunities in China. They identified the opportunity to construct small power stations in China in joint ventures with local power bureaux and local authorities and have negotiated agreements for the construction and operation of certain power stations.



     Access Power was incorporated under the laws of the British Virgin Islands in May, 1994 by Messrs. Stone and Leung who became equal 50% owners. All of their rights, title and interest in all agreements, pending agreements and agreements being negotiated were assigned to Access Power on its formation. Except for entering into the joint ventures and assisting in the establishment of a 50 megawatt power project, Access Power had no obligations except those arising from the joint venture contracts and has had no revenue, appreciable expenses or income since incorporation. Therefore, Access Power has no history of operations, operating financial statements or per share earnings. Because Messrs. Stone and Leung had no material identifiable cash cost in the assets assigned to Access Power, it has no assets, liabilities or stockholders' equity and no book value per share. The accounting treatment for the acquisition is set forth under Pro Forma Financial Information below.



     The Company was introduced to Messrs. Stone and Leung in the fall of 1994. Prior to entering into negotiations with the Company, there were no transactions or agreements between the Company and Access Power and/or Messrs. Stone and Leung.



     The Access Power Agreement, described in detail above, was structured through extensive negotiations between the Company and Messrs. Stone and Leung on behalf of Access Power. First, a total consideration was determined with payment to be contingent on Access Power meeting certain benchmarks as described above. Secondly, additional consideration was negotiated dependent, as was the entire Access Power Agreement, on the successful completion of the offer and placing in the United Kingdom also discussed above. Finally, additional consideration was agreed if Access Power were able to secure certain credit facilities from European institutional lenders. The following table sets forth the aggregate consideration earned by Messrs. Stone and Leung and the consideration which is contingent on completion of the events described above:



                                  Earned as of May 31, 1995
                    ---------------------------------------------------
Transaction         Preferred Stock        Warrants         Options
- -----------         ---------------        --------         -------
Power Plants(1)         60,606(2)       16,500,000(3)    15,000,000(3)
Financing               73,454(4)          ---              ---

                                  Contingent as of May 31, 1995
                    ---------------------------------------------------
Transaction         Preferred Stock        Warrants         Options
- -----------         ---------------        --------         -------
Power Plants(5)        333,333          82,500,000       30,000,000
Credit Facility(6)     181,818             ---              ---

________________

(1) Shares, warrants and options are earned in phases as described above under "Access Power Agreement."
(2) Represents preferred shares (each convertible into 22 common shares) earned with respect to the first phase of three power projects and consideration assigned to Access Power's interest in the 50 megawatt facility described above.
(3) Represents warrants and options earned with respect to the projects mentioned in (2) above; all are exercisable at $0.075 (U.S.) per share until _______________, 199___.
(4) Represents preferred shares earned as a result of the successful offer and placing in the United Kingdom as described above under "Summary of Recent Financing."
(5) Represents preferred shares or equivalent common shares, warrants and options which may be earned with respect to completion of phases two and three of the first three power projects and with respect to completion of all three phases of the next nine power projects.
(6) Represents preferred shares or equivalent common shares which may be earned if the Company completes negotiations with respect to an assumed $20 million (U.S.) credit facility.

     Information with respect to each of the first three power projects referred to above is as follows:



     (1)  Fengshun Fengang Power Plant

          Construction Start Date:                April 1995
          Construction Completion Date:           February 1996
          Commissioning of Plant:                 March 1996

          Power Purchaser:    Fengshun Electricity Supply Bureau
          Terms:              19,000,000 kwh/year minimum,
                              RMB 0.68/kwh



     (2)  Huilai Kuicheng Power Plant

          Construction Start Date:                April 1995
          Construction Completion Date:           February 1996
          Commissioning of Plant:                 March 1996

          Power Purchaser:    Huilai Electricity Supply Bureau
          Terms:              19,000,000 kwh/year minimum,
                              RMB 0.73/kwh



     (3)  Huilai Shenquan Power Plant

          Construction Start Date:                October 1996
          Construction Completion Date:           August 1997
          Commissioning of Plant:                 September 1997

          Power Purchaser:    Huilai Electricity Supply Bureau
          Terms:              19,000,000 kwh/year minimum,
                              RMB 0.73/kwh


                       PROPOSAL NUMBER THREE--RATIFICATION
                     OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, subject to ratification by the shareholders at the Meeting, has appointed KPMG Peat Marwick LLP as independent auditors of the Company for the year ending September 30, 1995. KPMG Peat Marwick LLP was recently selected as the Company's independent auditing firm. The Company has been advised that neither KPMG Peat Marwick LLP, nor any member thereof has any direct financial interest or any material indirect interest in the Company.

     The Company's financial statements were audited and reported upon by the Denver, Colorado firm of Ehrhardt Keefe Steiner & Hottman, P.C. ("EKS&H") for its two fiscal years ended September 30, 1993 and 1994. The Board of Directors believes that an international accounting firm is necessary to service its needs given its expanded business activities. There have been no material disagreements between the Company and EKS&H as to any matter of accounting principle, practice or financial statement disclosure.

     Representatives of KPMG Peat Marwick LLP are expected to be available by telephone at the Meeting and will be available to respond to appropriate shareholder questions.

     Shareholders are requested to vote for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1995. If ratification is not received, the Board of Directors will use its best judgment in the selection of an independent auditing firm.

     A vote FOR this proposal is recommended by the Board of Directors.

                       PROPOSAL NUMBER FOUR--OTHER MATTERS

     The Company knows of no other matters to be brought before the Meeting, but if other matters come before the Meeting, it is the intention of the persons named in the solicited proxy to vote such proxy in accordance with their judgment.

                                  MISCELLANEOUS


     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed.

     Based solely on its review of the copies of the reports it received from persons required to file, the Company believes that during the period from October 1, 1993 through September 30, 1994, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.


                                  SOLICITATION

     No compensation will be paid to any person in connection with solicitation of proxies. Special solicitation of proxies may in certain instances be made personally or by telephone by officers and employees of the Company and by employees of certain banking and brokerage houses. All expenses, estimated to be normal in connection with this solicitation, will be borne by the Company.

                              SHAREHOLDER PROPOSALS


     To be considered for inclusion in the Company's Proxy Statement for the 1996 Annual General Meeting, proposals of shareholders must be received by the Company no later than December 31, 1995. Such proposals should be directed to the Secretary of the Company.



                             ADDITIONAL INFORMATION

     Included as part of this Proxy Statement are the following:



          (a) Pro forma financial information reflecting the Recent Financing and initial issuances of consideration under the Access Power Agreement both as described above under their respective captions. See pages PF1 - PF6.



          (b) A copy of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995. See pages F1 - F15.

PROXY                                                               PROXY
                             COM-TEK RESOURCES, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder of Com-Tek Resources, Inc. acknowledges receipt of the notice of the Annual General Meeting of Shareholders, to be held August 1, 1995, at 10:00 a.m., local London, England time, at 21 Knightbridge, First Floor, London, England, and hereby appoints Malcolm Stone or Dennis C. Dowd, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at the Annual General Meeting and at all adjournments thereof, hereby ratifying and confirming all that such attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

     1. To elect a Board of Directors consisting of the following seven nominees:

          Malcolm R. Stone               Philip C. Doyle
          Samuel Leung                   Ian S. Fenn
          Dennis C. Dowd                 Mark E. Chapman
          Hunter S. Swanson

          [   ] For            [   ] Against          [   ] Abstain

          NOTE: To withhold your vote for any particular nominee, strike a line through that nominee's name.

     2. To approve amendments to the Company's Articles of Incorporation to provide:

          (A) That the Company's name be changed to "Powerhouse Resources, Inc."

          [   ] For            [   ] Against          [   ] Abstain

          (B) That the number of the Company's shares of authorized Common Stock $0.01 per value, be increased to 780,000,000 shares.

          [   ] For            [   ] Against          [   ] Abstain

     3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for fiscal 1995.

          [   ] For            [   ] Against          [   ] Abstain

     4. In their discretion, the attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE
UNDERSIGNED SHAREHOLDER.   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSAL 1, FOR EACH OF PROPOSALS 2 (A) AND (B) AND FOR PROPOSAL 3.

     Dated this _____ day of _________________, 1995.

__________________________    _______________________________
Signature                     Class of Stock Held


__________________________
Signature

                              Please sign your name exactly as it appears on your stock certificate and state the class of stock held. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

                              Please sign, date and return this proxy
                              immediately.

                              NOTE: Securities dealers please state the number and class of shares voted by this proxy.

                                             No.:__________________
                                             Class:________________